Exhibit 99.1

Contact Information:

Asian Financial, Inc.	CCG Investor Relations
Fiona Feng, Assistant to CEO	Crocker Coulson, President
Tel: +86-10-6021 2222	Tel: +1-646-213-1915
Email: fengyuming@duoyuan.com	Email: crocker.coulson@ccgir.com
www.ccgirasia.com

Asian Financial Appoints William Suh as Chief Financial Officer

BEIJING, October 1, 2008 -- Asian Financial, a leading offset printing equipment provider in China, announced it has appointed Mr. William D. Suh, a Certified Public Accountant (CPA), to be the Company’s Chief Financial Officer. The appointment is effective as of October 1, 2008.

Mr. Suh will manage the Company’s financial reporting and will oversee its strategic planning and corporate development initiatives. Ms. Baiyun Sun, the Company’s acting Interim Chief Financial Officer, will step down on October 1, 2008 and serve as the Controller of the Company. Ms. Sun will report to Mr. Suh.

“We are pleased to have Mr. Suh join our Company and believe that he will play an important role in strengthening our finance team, and improving communications with our shareholders as we continue to expand our position in the fast growing offset printing industry in China,” said Mr. Wenhua Guo, the Company’s Chairman and Chief Executive Officer.

“I am very excited about the opportunity to join the Company at this important juncture in its corporate development,” said Mr. Suh. “The Company has a clear strategic vision, market leading products, and an impressive track record of execution and exceptional financial performance.”

Prior to joining the Company and since 1990, Mr. Suh was an accountant with Ganze & Company, the largest CPA firm in Napa, California, where he was elected to the partnership in 1997. Prior to that, Mr. Suh worked briefly as a staff accountant for PRC Inc, a manufacturing company based in Glendale, California.

Mr. Suh has extensive experience in public accountings including auditing, tax planning, and financial and accounting consulting services, and has worked in various industries, including manufacturing, distribution, wineries and vineyards. Mr. Suh has advised various private companies, providing services in the areas of business planning, strategic planning, budgeting, reporting, and financing. He has also served as a board member and audit committee member of various nonprofit organizations.

Mr. Suh is a CPA in the State of California, and a member of both the American Institute of Certified Public Accountants and the California Society of CPAs. He obtained a Bachelor of Arts in Accounting from Pacific Union College in California.

About Asian Financial, Inc.

Asian Financial, Inc., through its wholly-owned subsidiaries, designs and manufactures offset printing equipment in China. The Company combines technical innovation and precision engineering to offer a broad range of quality and durable offset printing equipment at competitive prices. The Company has an extensive distribution and service network in China with more than 80 distributors in over 60 cities and 28 provinces. Headquartered in Beijing, the Company is a leading offset printing equipment provider in China.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. Generally, the words "believes," "anticipates," "may," "will," "should," "expect," "intend," "estimate," "continue," and similar expressions or the negative thereof or comparable terminology are intended to identify forward-looking statements which include, but are not limited to, statements concerning the Company's expectations regarding its working capital requirements, financing requirements, business prospects, and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. Such statements are subject to certain risks and uncertainties, including the matters set forth in its Annual Report or other reports or documents the Company files with the Securities and Exchange Commission from time to time, which could cause actual results or outcomes to differ materially from those projected. Undue reliance should not be placed on these forward-looking statements which speak only as of the date hereof. The Company undertakes no obligation to update these forward-looking statements. In addition, the forward-looking statements in this press release involve known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to differ materially from those expressed in or implied by the forward-looking statements contained herein. Please refer to the risk factors that are mentioned in the Company's most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and its subsequent SEC filings. Copies of filings made with the SEC are available through the SEC’s electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov.

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